SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

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                                VCA ANTECH, INC.
             (Exact Name of Registrant as Specified in Its Charter)


              DELAWARE                                       95-4097995
    (State or Other Jurisdiction                          (I.R.S. Employer
  of Incorporation or Organization)                      Identification No.)

                          12401 WEST OLYMPIC BOULEVARD
                             LOS ANGELES, CALIFORNIA           90064-1022
               (Address of Principal Executive Offices)        (Zip Code)

                 AMENDED AND RESTATED 1996 STOCK INCENTIVE PLAN
                            2001 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

             ROBERT L. ANTIN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                VCA ANTECH, INC.
                          12401 WEST OLYMPIC BOULEVARD
                       LOS ANGELES, CALIFORNIA 90064-1022
                     (Name and Address of Agent for Service)

                                 (310) 571-6500
          (Telephone Number, Including Area Code, of Agent for Service)

                                    -------

                                   Copies to:
                              JULIE M. KAUFER, ESQ.
                            MICHAEL W. EVERETT, ESQ.
                    AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
                       2029 CENTURY PARK EAST, 24TH FLOOR
                          LOS ANGELES, CALIFORNIA 90067
                                 (310) 728-3313

                                    -------

                         CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------
                                        Proposed Maximum   Proposed Maximum
Title of Securities    Amount to be      Offering Price       Aggregate             Amount of
  to be Registered    Registered (1)        Per Share       Offering Price     Registration Fee
-------------------  -----------------  ----------------   -----------------   ----------------
Common Stock          631,800 Shares       $1.00 (2)          $   631,800(2)        $    58.13
$0.001 par value
-------------------  -----------------  ----------------    ----------------   ----------------
Common Stock          2,000,000 Shares     $12.66 (3)          25,320,000(3)          2,329.44
$0.001 par value
-------------------  -----------------  ----------------    ----------------   ----------------
Total                 2,631,800 Shares                        $25,951,800            $2,387.57
===================  =================  ================    ================   ================

(1) In the event of a stock split, stock dividend, or similar transaction involving the Registrant's common stock, in order to prevent dilution, the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933.

(2) Calculated solely for purposes of this offering under Rule 457(h)(1) of the Securities Act of 1933, as amended, on the basis of the exercise price of the outstanding options.

(3) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Common Stock on the Nasdaq National Market on January 22, 2002.

PART I.   INFORMATION REQUIRED IN THE PROSPECTUS

        ITEM 1.  PLAN INFORMATION.

        ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

               * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, and the Note to Part I of Form S-8.

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

        ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

               The following documents, which have been filed with or furnished to the Securities and Exchange Commission (the "Commission") by the Registrant are incorporated as of their respective dates in this Registration Statement by reference.

          (a) the Registrant's Prospectus (No. 333-67128), as filed with the Commission on November 23, 2001, pursuant to Rule 424(b) of the Securities Act of 1933, as amended;

          (b) the Registrant's Registration Statement on Form 8-A/A, as filed with the Commission on November 16, 2001, pursuant to Section 12(g) of the Exchange Act; and

          (c) the description of the Registrant's Common Stock set forth under the heading "Description of Capital Stock" contained in the Prospectus (No. 333-67128).

               All other documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

               Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

        ITEM 4.  DESCRIPTION OF SECURITIES.

               The securities to be offered are registered under Section 12 of the Exchange Act of 1934.

        ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

               Not applicable.

        ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

               Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

               Article VII of the Registrant's Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

               Article V of the Registrant's Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the Registrant if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, the indemnified party had no reasonable cause to believe his or her conduct was unlawful.

               The Registrant has entered into indemnification agreements with its directors and executive officers, in addition to indemnification provided for in the Registrant's Bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

               In addition, the Registrant has purchased insurance pursuant to which its directors and officers are insured against liability which they may incur in their capacity as such.

               Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

        ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

               Not applicable.

        ITEM 8.  EXHIBITS.

          4.1 VCA Antech, Inc. Amended and Restated 1996 Stock Incentive Plan. Incorporated by reference to Exhibit 10.9 of Amendment No. 2 to the Registrant's Registration Statement filed on October 31, 2001.

          4.2 VCA Antech, Inc. 2001 Stock Incentive Plan. Incorporated by reference to Exhibit 10.10 of Amendment No. 2 to the Registrant's Registration Statement filed on October 31, 2001.

          5.1 Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P. regarding validity of securities.

          23.1 Consent of Arthur Andersen LLP.

          23.2 Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in
               Exhibit 5.1).

          24.1 Power of Attorney (set forth on page 5).

        ITEM 9.  UNDERTAKINGS.

          (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) to include any prospectus required by Section 10(a)(3)
               of the Securities Act;

                    (ii) to reflect in the prospectus any facts or events
               arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                    (iii) to include any material information with respect to
               the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof;

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering; and

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 28th day of January 2002.

                                        VCA ANTECH, INC.
                                        (Registrant)

                                     By: /S/ TOMAS W. FULLER
                                        ---------------------------------------
                                        Tomas W. Fuller
                                        Chief Financial Officer, Vice President
                                        and Assistant Secretary

                                POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Robert L. Antin and Tomas W. Fuller, and each of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file a new registration statement under Rule 461 or Instruction E of Form S-8 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

           SIGNATURE                      TITLE                   DATE
-------------------------        ----------------------     ----------------
                                    President, Chief        January 28, 2002
/S/ ROBERT L. ANTIN              Executive Officer, and
-------------------------         Chairman of the Board
Robert L. Antin                       of Directors


                                     Chief Operating        January 28, 2002
/S/ ARTHUR J. ANTIN               Officer, Senior Vice
-------------------------         President, Secretary
Arthur J. Antin                       and Director


                                     Chief Financial        January 28, 2002
/S/ TOMAS W. FULLER                   Officer, Vice
-------------------------             President and
Tomas W. Fuller                    Assistant Secretary


/S/ JOHN M. BAUMER                      Director            January 28, 2002
-------------------------
John M. Baumer


/S/ JOHN G. DANHAKL                     Director            January 28, 2002
-------------------------
John G. Danhakl



--------------------------              Director            January 28, 2002
Melina Higgins


/S/ PETER J. NOLAN                        Director          January 28, 2002
-------------------------
Peter J. Nolan

                                  EXHIBIT INDEX

   EXHIBIT
     NO.           EXHIBIT DESCRIPTION
   -------         -------------------

     4.1 VCA Antech, Inc. Amended and Restated 1996 Stock Incentive Plan. Incorporated by reference to Exhibit 10.9 of Amendment No. 2 to the Registrant's Registration Statement filed on October 31, 2001.

     4.2 VCA Antech, Inc. 2001 Stock Incentive Plan. Incorporated by reference to Exhibit 10.10 of Amendment No. 2 to the Registrant's Registration Statement filed on October 31, 2001.

     5.1 Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P. regarding validity of securities.

     23.1   Consent of Arthur Andersen LLP.

     23.2   Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in
            Exhibit 5.1).

     24.1   Power of Attorney (set forth on page 5).